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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this registration statement on Form S-3 of our report dated October 23, 1997, except with respect to Note B thereto as to which our report is dated December 18, 1997, on our audit of the consolidated financial statements of Cabot Corporation as of September 30, 1997 and 1996, and for each of the years in the three year period ended September 30, 1997. In addition, we consent to the reference to our Firm under the caption "Experts."

                                            /S/ PRICEWATERHOUSECOOPERS LLP

                                            PricewaterhouseCoopers LLP

Boston, Massachusetts
September 29, 1998